Exhibit 99.1

Press Release of IEH Corporation, dated as of June 24, 2021.

IEH Corporation Provides Update on Completion of Financial Statements and SEC Filings

BROOKLYN, N.Y., June 24, 2021 - IEH Corporation (OTC: IEHC). IEH Corporation announced today that it does not expect to file its Form 10-K for the fiscal year ended March 31, 2021 on a timely basis, as previously anticipated . The report is due under the Securities and Exchange Act of 1934, as amended on June 29, 2021. Further, Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2020, September 31, 2020 and December 31, 2020 have not yet been completed.

Dave Offerman, President and CEO of IEH Corporation commented, “We are totally focused on getting current with our SEC filings, and have made great progress towards resolving the related inventory and ERP accounting system issues that have caused the delay in the filing with the Securities and Exchange Commission of our Exchange Act reports over the last year. Once these issues are resolved, we expect to complete the missing filings and once again be current in our reporting obligations. No one wants this fixed more than us, but we want to make sure we get it right.

Mr. Offerman continued, “Although we did expect to have this resolved to file our 10-K for the year ended March 31, 2021 on time, the sheer volume of data that we have to sort and filter in order to reconcile our legacy system with our new system has proven quite challenging. At the heart of the issue is how the two disparate systems itemize inventory categories; namely what is considered raw material, work-in-progress (WIP) and finished goods. It is intense, demanding work, requiring a blending of our old ERP system and the new one, as well as discriminating periodic inventory costing from perpetual inventory costing. We have engaged outside resources and focused internal resources to address these subjects appropriately so that we can keep moving forward.

Despite these issues, I am happy to confirm our revenue guidance of between 5% to 10% year over year which is fiscal 2021 over fiscal 2020. We have received notification that our $2.1M PPP loan has been fully forgiven, our balance sheet remains strong, and cash is at an all-time high. Although revenues in the current Fiscal ’22 are expected to be lower due to the severe retraction in the commercial aviation sector due to COVID, recent upticks in air travel herald an earlier than expected recovery in that industry. It has been one of the more challenging periods in our 80-year history, and we appreciate the support and continued patience of our investors.”

About IEH Corporation

For 80 years and 4 generations of family-run management, IEH Corporation has designed, developed, and manufactured printed circuit board (PCB) connectors, custom interconnects and contacts for high performance applications. With its signature Hyperboloid technology, IEH supplies the most durable, reliable connectors for the most demanding environments. The company markets primarily to companies in defense, aerospace, space and industrial applications, in the United States, Canada, Europe, Southeast and Central Asia and the Mideast. The company was founded in 1941 and is based in Brooklyn, New York.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this report, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events and trends in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue reliance on any forward-looking statements. The Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the delinquency we have experienced in filing recent periodic reports under the Securities and Exchange Act of 1934, as amended, our ability to remediate the material weaknesses in our internal controls over financial reporting or our need to amend previously issued financial results for our fiscal quarters ended September 27, 2019 and December 31, 2019; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; the continued impact of the coronavirus (“COVID-19”) virus, including the measures to reduce its spread, and its effects on the economy and the business sectors for which we provide products and services; pricing pressures on our product caused by competition; the risk that our products will not gain market acceptance; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which we operate; our ability to protect intellectual property; our relationships with key customers; adverse conditions in the industries in which our customers operate; our ability to quickly and effectively respond to new technological developments; and our ability to attract and retain key employees. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended March 31, 2020. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this report as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.

Contact:

Dave Offerman

IEH Corporation

dave@iehcorp.com

718-492-4448

SOURCE: IEH Corporation

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